Exhibit 99.1

For Immediate Release

Media: Scott Stoffel +1-847-682-8403 scott.stoffel@abbott.com Adelle Infante +1-847-938-8745 adelle.infante@abbott.com Financial: Larry Peepo +1-847-935-6722

Abbott Completes Acquisition of Piramal’s Healthcare Solutions Business, Becomes Leading Pharmaceutical Company in India

Deal propels Abbott to top position in India with pharmaceutical sales expected to exceed $2.5 billion by 2020

ABBOTT PARK, Ill., Sept. 8, 2010 — Abbott has completed its acquisition of Piramal’s Healthcare Solutions business, propelling it to market leadership in the Indian pharmaceutical market and further accelerating the company’s growth in emerging markets.

Throughout the past decade, Abbott has established a leading presence in emerging markets — today, more than 20 percent of the company’s total sales are generated in these growing economies.

“The acquisition of Piramal’s Healthcare Solutions business further strengthens Abbott’s growing presence in emerging markets,” said Miles D. White, chairman and chief executive officer, Abbott. “Piramal’s portfolio of well-known, trusted products has served patients in India for decades. Combined with existing product offerings, Abbott is uniquely positioned to meet the needs of one of the world’s fastest-growing pharmaceutical markets.”

India’s rapid pharmaceutical market growth is being driven largely by branded generics. The market will generate nearly $8 billion in pharmaceutical sales this year, a number that is expected to more than double by 2015. Abbott expects its pharmaceutical sales in India to exceed $2.5 billion by 2020.

Piramal’s Healthcare Solutions business has a comprehensive portfolio of branded generics, including market-leading brands in multiple therapeutic areas, including antibiotics, respiratory, cardiovascular, pain and neuroscience.

The Healthcare Solutions business will operate as a separate business unit, reporting into Abbott’s newly-created Established Products Division (EPD), which was formed to focus on branded generics, maximizing the opportunity in emerging markets. The business will continue to be led by its current India-based management team.

“Piramal’s proven business model in India and experienced local leadership team, combined with the global resources of Abbott, will allow us to build upon Piramal’s commitment to quality and service,” said Michael J. Warmuth, senior vice president, Established Products, Pharmaceutical Products Group, Abbott.

Abbott now employs approximately 10,000 people across all of its businesses in India.

Abbott, through a wholly-owned subsidiary, purchased the assets of Piramal’s Healthcare Solutions business for a $2.2 billion up-front payment with additional payments of $400 million annually for the next four years, beginning in 2011. This transaction will not impact Abbott’s ongoing earnings per share guidance in 2010.

About Abbott

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics. The company employs nearly 90,000 people and markets its products in more than 130 countries.

Abbott’s news releases and other information are available on the company’s Web site at www.abbott.com.

Abbott Forward-Looking Statement
Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2009, and in Item 1A, “Risk Factors,” to our Quarterly Report on Securities and Exchange Commission Form 10-Q for the period ended March 31, 2010, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

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